UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011 (June 27, 2011)

BIOMIMETIC THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067
(Address of principal executive offices) (Zip code)

(615) 844-1280
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

BioMimetic Therapeutics, Inc. (the “Company”) previously announced that it would be meeting with the U.S. Food and Drug Administration (“FDA”) in July 2011 to discuss the next steps with respect to the Company’s Pre-Marketing Approval (“PMA”) application for AugmentTM Bone Graft.  That meeting has been scheduled to occur on or about July 11, 2011. As previously announced, subsequent to the meeting, the Company expects to receive a letter from the FDA in September 2011 containing follow-up information from the July meeting.  The Company expects to make a public announcement regarding any requirement or request made by the FDA in that letter.  The Company continues to anticipate approval of Augment in early 2012 depending on the FDA’s requests or requirements, if any.

The information presented in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Earl Douglas
Name:	Earl Douglas
Title:	General Counsel
June 27, 2011